EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into this 14th day of April, 2021 (the “Effective Date”), by and between RAW LLC, a Florida limited liability company (“Seller”), and Basanite, Inc., a Nevada corporation, and/or its assigns (“Buyer” or “Basanite”) (together, the “Parties”).  For the purposes of this Agreement, Seller shall include Donald R. Smith, an individual residing in the State of Florida who is the principal and sole member of Seller. This Agreement is intended by the Parties to be binding upon their companies and their affiliated companies.

BACKGROUND

WHEREAS, Seller is the owner of 10,000,000 shares of common stock (the “Shares”) of Basanite; and

WHEREAS, Buyer desires to purchase all of Seller’s rights, title and interest in and to the Shares for the purchase price set forth below;

WHERES, simultaneously with the execution of this Agreement, the Parties and YellowTurtle Design LLC among others shall enter into a Settlement and Release Agreement of an even date herewith regarding various litigation matters pending between the Parties and others (the “Settlement Agreement”);

WHEREAS, simultaneously with the execution of this Agreement, Basanite shall enter into a form of Stock Purchase Agreement of an even date herewith substantially similar to this Agreement with YellowTurtle Design LLC for the purchase of 6,500,000 shares of common stock of Basanite for the purchase price set forth therein (the “YellowTurtle Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants, agreements and promises herein contained, the Parties agree as follows:

SECTION 1.  PURCHASE AND SALE

1.1

Recitals.  The recitals set forth above are hereby incorporated herein by reference and made part of this Agreement.

1.2

Purchase and Closing.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, accept, assume and receive all rights, title and interest in and to the Shares.

1.3

Purchase Price. In consideration of the sale and transfer of Seller’s interest in the Shares to Buyer, and in reliance upon the representations and warranties made herein by Seller, Buyer will, in full payment therefor, pay to Seller the purchase price of One Million Two Hundred Twelve Thousand One Hundred Twenty-One Dollars ($1,212,121) (the “Purchase Price”) at the Closing by wire transfer or immediately available funds pursuant to the written instructions provided by Seller. The Shares shall remain in Seller’s name until the entire Purchase Price and all interest thereon is indefeasibly paid in full, as more particularly provided in that certain Escrow Agreement of even date herewith between Seller, Buyer, and Quick Law Group P.C., as escrow agent (the “Escrow Agent”) in the form annexed in Exhibit A (the “Escrow Agreement”).

SECTION 2.  CLOSING

2.1

Closing.  As an expressed condition precedent to the transfer of stock contemplated and memorialized herein, Closing shall occur no later than May 17, 2021, time being of the essence.  If the Buyer is not able to pay the full Purchase Price the Escrow Agent shall immediately return the Shares to the Seller pursuant to the terms of the Escrow Agreement.

2.2

Additional Documents and Further Assurances.  Prior to Closing, at either party’s  reasonable request, and without further consideration, Seller and Buyer will execute and deliver such other instruments of sale and take such action as the other may reasonably deem necessary or desirable in order to more effectively memorialize and consummate the Settlement Agreement and the Seller’s transfer to Buyer or its assigns of the Shares hereunder, and to confirm Buyer’s or Buyer’s assigns interest in the Shares and Buyer’s payment of same, and to assist Buyer or its assigns in exercising all rights with respect thereto, including the delivery of executed, notarized stock powers and original stock certificates to the Escrow Agent by Thursday April 15 at 5 p.m. EDT and held pursuant to the terms of the Escrow Agreement. Notwithstanding such executed and notarized stock powers and stock certificates provided to Escrow Agent, Escrow Agents shall not utilize same to transfer any and all Shares out of the names of the Seller/holders thereof, nor shall it in any way preclude Escrow Agent from promptly returning such Shares to counsel for Buyer, Michael J. Sacks, Esq. in the event the Stock Purchase transaction contemplated hereunder is not consummated.  In the event, however, that the Stock Purchase transaction is consummated, Escrow Agent shall not be required to obtain the consents of Seller with respect to the transfer of the Shares to Buyer.  Escrow Agent shall collaborate in good faith with counsel for Seller, Michael J. Sacks, Esq., to effectuate the documentation reasonable and necessary to assist Seller with respect to the reasonable requirements of the transfer agent.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Buyer as of the Closing, as follows:

3.1

Authority.  Other than any actions or omissions by Buyer which Seller is unaware, Seller has all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement and the documents to be delivered at the Closing and to carry out the transactions contemplated hereby and thereby.

3.2

Validity.  This Agreement has been duly executed and delivered and constitutes the lawful, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally, or by general equitable principles. To the best of Seller’s knowledge, information and belief, no approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other government authority, is required for the execution and delivery by Seller of this Agreement or the performance by Seller of its obligations hereunder.

3.3

Shares. Seller is the sole owner (beneficial and of record) of the Shares, and at the Closing will have good, marketable and indefeasible title thereto and the absolute right to sell, assign, transfer and deliver the same, free and clear of all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, voting agreements, transfer restriction agreements, indentures, security agreements or any other limitation, encumbrance or restriction of any kind. Further, Seller represents that the Shares constitute all of the shares of Basanite owned by Seller, or any entity owned or controlled by Seller, that (except for the Shares) Seller, and all entities owned or controlled by Seller, have no other direct or indirect ownership of or any other economic interest relating to any shares of stock of Basanite and that the Seller has not sold, pledged, assigned, encumbered or transferred any of the said Shares to any third party, and Seller and all entities owned or controlled by Seller, have no other interests in Basanite.

3.4

Accuracy of Representations. To the best of Seller’s knowledge, information and belief, all representations and warranties of Seller contained herein and any documents provided in connection with the Closing or documents delivered at the time of the execution and delivery hereof shall be true and correct when made at, and as of, the delivery hereof shall be true and correct when made and at, as of the, Closing date. Seller shall give Buyer prompt written notice of any material change in any of the information contained in the representations and warranties made herein which occur prior to the Closing.

3.5

Sophisticated Investor.  Seller acknowledges that Seller is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Shares, and further acknowledges that Buyer is entering into this Agreement with Seller in reliance on this acknowledgment and with Seller’s understanding, acknowledgment and agreement that Buyer may be privy to material non-public information regarding Basanite (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as Seller, when making investment disposition decisions, including the decision to enter into this Agreement, and Seller’s decision to enter into the Purchase Agreement is being made with full recognition and acknowledgment that Buyer may be privy to the Non-Public Information and that such Non-Public Information may impact the trading price of Buyer’s common stock, irrespective of whether such Non-Public Information has been provided to Seller. Seller hereby waives any claim, or potential claim, Seller has or may have against Buyer relating to Buyer’s possession of Non-Public Information and is expressly bound by the terms of this Agreement, including the Purchase Price.

3.6

No Future Participation.  Subsequent to Effective Date but subject to the Closing occurring, provided the Purchase Price is indefeasibly paid in full and the Shares are released from escrow pursuant to the terms of the Escrow Agreement (i) Seller acknowledges that Seller will have no future participation in any gains, losses, profits or distributions with respect to the Shares and (ii) should the Shares increase in value by any means, Seller acknowledges that Seller is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Shares.

3.7

Accuracy of Representations.  All representations and warranties of Seller contained herein and any documents provided in connection with the Closing or documents delivered at the time of the execution and delivery hereof shall be true and correct when made at, and as of, the delivery hereof shall be true and correct when made and at, as of the, Closing date.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing, as follows:

4.1

Authority. Buyer has all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement and the documents to be delivered at the Closing, and to carry out the transactions contemplated hereby and thereby.

4.2

Validity. This Agreement has been duly executed and delivered and constitutes the lawful, valid and legally binding obligation of Buyer, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affect the enforcement of creditors rights generally, or by general equitable principles. No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other government authority, is required for the execution and deliver by Buyer of this Agreement or the performance by the Buyer of its obligations hereunder.

4.3

Accuracy of Representations.  All representations and warranties of Buyer contained herein and any documents provided in connection with the Closing or documents delivered at the time of the execution and delivery hereof shall be true and correct when made at, and as of, the delivery hereof shall be true and correct when made and at, as of the, Closing date.

SECTION 5.  GENERAL PROVISIONS

5.1

Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when transmitted by email to the following, provided such email notice is confirmed by overnight delivery to the physical addresses on file with the Parties. Any party can change its address for email or overnight delivery by notice given in accordance with the provisions hereof.

To Buyer:

sk@basaniteindustries.com

rzaden@sszrlaw.com

jquick@quicklawgroup.com

To Seller:

don@rawenergytec.com

msacks@bellsouth.net

5.2

Expenses.  Each Party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

5.3

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together constitute one and the same instrument.  This Agreement may be executed electronically and original signatures may be delivered by facsimile, PDF/email or electronic delivery and all such signatures shall be given the same effect as an original signature.

5.4

Assignability.  Buyer may freely assign any of its rights and/or obligations under this Agreement, in whole or in part, to any other party without the consent of Seller (written or otherwise) but shall be required to provide Seller notice of such assignment.  Seller may not assign Seller’s right and/or obligations under this Agreement in whole or in part without

Company’s prior written consent.  No assignment will relieve either Party of the performance of any obligation that such Party may have under this Agreement.

5.5

Entire Transaction. This Agreement, along with the Settlement Agreement, YellowTurtle Agreement and Escrow Agreement, contains the entire understanding among the Parties with respect to the actions contemplated hereby and supersedes all other agreements, understandings and undertakings among the Parties on the subject matter hereof. It may not be amended except pursuant to a written document executed by the parties.

5.6

Waiver.  No waiver of any breach or default hereunder shall be valid unless in writing and signed by the party giving such waiver. No delay or omission to exercise any right or remedy against any party hereto shall be construed to be a waiver thereof.

5.7

Fees Upon Litigation.  To the extent there is litigation involving the terms of this Agreement, the prevailing Party(ies) shall be entitled to recover from the non-prevailing Party(ies) any and all of its reasonable attorney fees and costs incurred in addressing the dispute, including without limitation activity pre-litigation and all aspects of litigation, whether pretrial, trial, appellate and post judgment.

5.8

Governing Law.  The provisions of this Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of laws provisions thereof. The parties hereby remit to the jurisdiction of the state and/or federal courts of the State of Florida, County of Broward, for any disputes arising hereunder.

5.9

Review/Representation by Counsel.  The Parties each acknowledge that they are represented by counsel and that they have read and fully understand the terms of this Agreement.  The Parties are satisfied with the terms of this Agreement and have signed this document of their own free will.

IN WITNESS WHEREOF, each of the Parties hereto has executed or caused this Agreement to be executed all as of the date first written above.

BUYER:		SELLER:
BASANITE, INC.

By:	/s/ Simon R. Kay	By:	/s/ Donald R. Smith
Name:	Simon R. Kay		Donald R. Smith
Title:	Acting Interim President and CEO

SELLER:
RAW LLC

By:	/s/ Donald R. Smith
Name:	Donald R. Smith
Title:	Manager